UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 2, 2005
(Date of Earliest Event Reported: December 2, 2005)
EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 420-2600
(Registrant’s telephone number, including area code)

ITEM 8.01.     OTHER EVENTS
      We are filing this Current Report on Form 8-K to provide updated information on recent developments and to update the pro forma financial information described in Item 9.01 below.
Recent Developments

Insurance Recovery
      We are a member of a mutual insurance company under which claims for damages we sustained in hurricanes Katrina and Rita will be submitted and reimbursed. In November, we were notified by our insurance carrier that the aggregate loss limits for all claimants with respect to Hurricane Katrina have been exceeded, which will result in reduced payments on our Hurricane Katrina claims. Currently, we estimate that the overall cost of repairs related to Hurricane Katrina will be approximately $270 million.

Arbitration of our Brazilian Macae Power Project
      In November 2005, an international arbitration panel postponed its final ruling on our dispute with Petrobras over the validity of its contracts at the Macae power project. We originally believed this dispute would be resolved during the fourth quarter of 2005. A final ruling is not expected until some time in the first half of 2006.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS
b. Unaudited Pro Forma Financial Statements
      On January 14, 2005, we sold our remaining 9.9 percent interest in Enterprise Products GP, LLC, the general partner of Enterprise Products Partners, L.P. (Enterprise), and 13.5 million common units in Enterprise to affiliates of EPCO, Inc. for approximately $425 million. Previously, on September 30, 2004, we completed the sale of a portion of our ownership interests in GulfTerra Energy Partners, L.P. (“GulfTerra”) and nine processing plants in South Texas to affiliates of Enterprise. The sales of GulfTerra and the nine processing plants were completed in connection with the closing of the merger between GulfTerra and Enterprise.
      In April 2005, our Board of Directors approved the planned sale of our Asian power asset portfolio. As part of this planned sale, we entered into an agreement to sell certain Asian power plants consisting of our CEBU and East Asia consolidated power plants and unconsolidated interests in Habibullah, Saba, Khulna, NEPC (Haripur), Fauji, and Sengkang accounted for under the equity method. These assets are hereinafter referred to as our other Asian power assets. In August 2005 we announced the sale of our south Louisiana gathering and processing assets, which were reported as discontinued operations for the quarter and nine months ended September 30, 2005. The sale of our south Louisiana assets was completed in November 2005.
      The unaudited pro forma financial statements that follow are based on our historical consolidated financial statements, adjusted for the effects of the sales of our interests in Enterprise and GulfTerra, the nine processing plants, and for the anticipated sale of our interests in the other Asian power assets. The unaudited pro forma balance sheet as of September 30, 2005, assumes that the anticipated disposition of the other Asian power assets occurred on the balance sheet date. The unaudited pro forma statements of income for the nine months ended September 30, 2005, and for the year ended December 31, 2004, assume that the dispositions of our other Asian power assets and our interests in Enterprise and GulfTerra occurred on January 1, 2004. The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements included in our 2004 Report on Form 10-K, as amended on June 16, 2005, and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2005, and should not be construed to be indicative of future results or results that actually would have occurred had the transactions occurred on the dates presented. Furthermore, there can be no assurance that the sale of our other Asian power assets will occur as anticipated. Finally, these pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. Accordingly, we have not assumed any cost savings or synergies that might occur related to these transactions.

EL PASO CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2005
(In millions)

		Pro Forma
		Adjustments

		Other
	El Paso	Asian Power
	Historical	Assets		Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$887	$177	(a)	$1,050
		(14	)(a)
Accounts and notes receivable, net	1,420	(7	)(a)	1,413
Other	3,312	(7	)(a)	3,305

Total current assets	5,619	149		5,768
Property, plant and equipment, net	19,163	(5	)(a)	19,158
Other assets
Investments in unconsolidated affiliates	2,760	(100	)(a)	2,660
Other	4,160	(40	)(a)	4,120

Total assets	$31,702	$4		$31,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,391	$(8	)(a)	$1,383
Short-term financing obligations, including current maturities	1,267			1,267
Other	3,462	(6	)(a)	3,456

Total current liabilities	6,120	(14)		6,106
Long-term debt	16,657			16,657
Other liabilities
Deferred income taxes	1,786	5	(a)	1,791
Other	3,638			3,638
Commitments and contingencies				—
Securities of subsidiaries	59	(3	)(a)	56
Stockholders’ equity
Preferred stock	750			750
Common stock	2,001			2,001
Additional paid-in-capital	4,627			4,627
Accumulated deficit	(3,253)	18	(a)	(3,240)
		(5	)(a)
Other	(683)	3	(a)	(680)

Total stockholders’ equity	3,442	16		3,458

Total liabilities and stockholders’ equity	$31,702	$4		$31,706

See accompanying notes

EL PASO CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For The Nine Months Ended September 30, 2005
(In millions, except per common share amounts)

			Pro Forma Adjustments

					Other
	El Paso		GulfTerra/		Asian Power
	Historical		Enterprise		Assets		Pro Forma

Operating revenues	$3,176		$		$(44	)(b)	$3,132

Operating expenses
Cost of products and services	277						277
Operation and maintenance	1,370				(44	)(b)	1,326
Depreciation, depletion and amortization	849				(3	)(b)	846
Loss on long-lived assets	384				(37	)(b)	347
Taxes, other than income taxes	211						211

	3,091				(84)		3,007

Operating income	85				40		125
Earnings from unconsolidated affiliates	184		(183	)(e)	69	(b)	70
Other income, net	155				(1	)(b)	154
Interest and debt expense	(1,034)						(1,034)
Distributions on preferred interests of consolidated subsidiaries	(9)						(9)

Income (loss) before income taxes	(619)		(183)		108		(694)
Income taxes	(165)		(64	)(f)	77	(c)	(152)

Income (loss) from continuing operations	$(454)		$(119)		$31		$(542)

Basic and diluted income per common share from continuing operations	$(0.73	) (d)					$(0.87	) (d)

Basic and diluted average common shares outstanding	643						643

See accompanying notes.

EL PASO CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For The Twelve Months Ended December 31, 2004
(In millions)

		Pro Forma Adjustments

				Other
	El Paso	GulfTerra/		Asian Power
	Historical	Enterprise		Assets		Pro Forma

Operating revenues	$5,874	$(722	) (e)	$(52	)(b)	$5,100

Operating expenses
Cost of products and services	1,363	(528	)(e)			835
Operation and maintenance	1,872	(12	)(e)	(48	)(b)	1,812
Depreciation, depletion and amortization	1,088	(8	)(e)	(7	)(b)	1,073
Loss on long-lived assets	1,108	(491	)(e)	(30	)(b)	587
Taxes, other than income taxes	253	(2	)(e)			251

	5,684	(1,041)		(85)		4,558

Operating income	190	319		33		542
Earnings from unconsolidated affiliates	546	(613	)(e)	118	(b)	51
Other income, net	94			(2	)(b)	92
Interest and debt expense	(1,607)			1	(b)	(1,606)
Distributions on preferred interests of consolidated subsidiaries	(25)					(25)

Income (loss) before income taxes	(802)	(294)		150		(946)
Income taxes	31	(242	)(f)	(8	)(c)	(219)

Income (loss) from continuing operations	$(833)	$(52)		$158		$(727)

Basic and diluted loss per common share from continuing operations	$(1.30)					$(1.14)

Basic and diluted average common shares outstanding	639					639

See accompanying notes

EL PASO CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
El Paso Historical
      These amounts represent our condensed historical consolidated balance sheet and income statement information. Amounts as of and for the nine months ended September 30, 2005 were derived from our Quarterly Report on Form 10-Q for the nine months ended September 30, 2005. Amounts for the year ended December 31, 2004 were derived from our 2004 Annual Report on Form 10-K, as amended.
Pro Forma Adjustments

Other Asian Power Assets
      These amounts represent the historical results and balances related to our unconsolidated interests in our other Asian power assets including our interests in the Habibullah, Saba, Khulna, NEPC (Haripur), Fauji and Sengkang power plants, which have been accounted for using the equity method and our consolidated interests in the CEBU and East Asia Utility Power plants, as of and for the periods presented. The pro forma adjusting entries reflect the anticipated sale of these interests.

GulfTerra/Enterprise

These amounts represent the historical results related to our interests in Enterprise and GulfTerra which were accounted for as equity investments and the nine processing plants sold to affiliates of EPCO, Inc. for the period presented. The pro forma adjusting entries reflect the following transactions:

•	The sale of all of our interest in the general partner of Enterprise and GulfTerra;

•	The elimination of all effects of our common units of GulfTerra and Enterprise and Series C units of GulfTerra; and

•	The elimination of all non-affiliated effects of the nine processing plants sold to GulfTerra in 2004.
Pro Forma Adjusting Entries

Other Asian Power Assets
      (a) To reflect the pro forma effects of the anticipated sale of our interests in the other Asian power assets noted above on our condensed consolidated balance sheet. The pro forma effects include the following:

(1) Receipt of anticipated proceeds of $177 million from the sale of these interests based on bids received.

(2) Elimination of the individual assets and liabilities of the consolidated power plants and our interests in the unconsolidated power plants.

(3) Recognition of a gain on the sale of our interests in the Asian power assets of approximately $18 million.

(4) Recognition of the income tax liability of $5 million on the gain on the sale.
      (b) To reflect the pro forma effects of the sale of the interests in our other Asian power assets noted above on our condensed consolidated income statements. The pro forma effects include adjustments for the historical results of operations for the consolidated power plants and unconsolidated affiliates. These adjustments include impairment charges recorded during the six months ended June 30, 2005 and the year ended December 31, 2004.
      (c) To eliminate actual U.S. income taxes for our other Asian power assets in 2004 and the first nine months of 2005. Amounts also reflect the elimination of local income and withholding taxes.

      (d) Earnings per share computations for 2005 include the effect of $17 million of preferred stock dividends.

GulfTerra/Enterprise
      (e) To reflect the pro forma effects of the sale of our Enterprise and GulfTerra interests and nine processing plants on our condensed consolidated income statement. The pro forma effects include the following:

(1) Adjustment for the historical results of operations for our nine processing plants sold to GulfTerra, including impairment charges recorded during 2004 on these assets;

(2) Reduction of earnings from unconsolidated affiliates in 2004 for (i) all of our general partner interests in Enterprise and GulfTerra, (ii) all of our Series C units in GulfTerra and (iii) all of the common units sold in both GulfTerra and Enterprise; and

(3) Elimination of gains and losses on long-lived assets during 2004 on sales of our Enterprise and GulfTerra interests, and during 2005 on the sale of our remaining interests in Enterprise.
      (f) To reflect income taxes related to the income statement adjustments. Income taxes were computed using a statutory rate of 35 percent, except for taxes on the 2004 net gain related to the sale of our interests in GulfTerra and our nine processing plants. Taxes on the 2004 net gain were computed separately and resulted in an increase in our tax expense of $139 million due to the non-deductibility of goodwill which was written off as a result of these transactions. The statutory rate of 35 percent differs from our effective tax rate.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO CORPORATION

By:	/s/ John R. Sult

John R. Sult
Senior Vice President and Controller (Principal Accounting Officer)
Date: December 2, 2005